Exhibit 99.2

Date:	June 5, 2013
For Release:	Immediate
Contact:	Investor Contact:
	Neal E. Murphy	Joseph Hassett, SVP
	Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Declares Quarterly Dividend

Harleysville, PA, June 5, 2013 – Met-Pro Corporation (NYSE: MPR-News) today announced that the Company’s Board of Directors, at their meeting today, declared a quarterly dividend of $0.0725 per share payable on September 13, 2013 to shareholders of record at the close of business on August 30, 2013.

As previously announced, on April 21, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CECO Environmental Corp. (“CECO”). Pursuant to the terms of the Merger Agreement, in the event that the closing date of the  First Step Merger (as defined in the Merger Agreement) occurs before August 30, 2013,  then the dividend declared on June 5, 2013 shall not be paid to the Company’s shareholders; however, in such event, CECO has agreed to set its record date for the payment of its third dividend occurring during its current fiscal year to occur on a date that is at least two business days after the closing date of the First Step Merger.

The closing of the First Step Merger is subject to customary conditions including the approval of the Company’s shareholders at a special meeting of shareholders to be held following the mailing of a prospectus/proxy statement for the special meeting of shareholders. CECO filed a registration statement containing this prospectus/proxy statement with the SEC on May 23, 2013, but at this time, the Company is not able to state whether the closing date for the First Step Merger will occur before August 30, 2013. After the mailing of the prospectus/proxy statement, the Company and CECO expect to announce the anticipated date for the closing of the First Step Merger.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed in Part I, “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2013 as filed with the Securities and Exchange Commission.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR. To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.